1

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 22, 2004.

WARRANT CERTIFICATE

THE JENEX CORPORATION

(A Corporation incorporated under the laws of the Province of Alberta)

WARRANT

CERTIFICATE NO. XXX

XXXXX PURCHASE WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Purchase Warrant represented hereby.

THIS IS TO CERTIFY THAT ______________XXXXXXXXXXX  (hereinafter referred to as the "holder") is the registered holder of that number of Purchase Warrants to acquire Common Shares (as hereinafter defined) of The Jenex Corporation (the "Corporation") as set forth in this warrant certificate ("Warrant Certificate").  Each Purchase Warrant represented hereby entitles the holder thereof to acquire, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Toronto Time) on the earlier of: (the "Time of Expiry") (i) March 22, 2005 or (ii) any ten (10) day period immediately following a period where the Corporation’s common shares have traded at a weighted daily average price greater than or equal to $0.80 for ten (10) consecutive trading days and the average daily volume exceeds 5,000 shares per day, (the "Expiry Date"), one fully paid and non-assessable  common share ("Common Share") of the Corporation, without nominal or par value, at a price of $0.40 per share.

The right to acquire Common Shares hereunder may only be exercised by the holder within the time set forth above by:

a.

duly completing and executing the Exercise Form attached hereto;

b.

surrendering this Warrant Certificate to the Corporation at the principal office of the Corporation in Toronto, Ontario, as more particularly noted herein; and

c.

remitting cash, certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

These Purchase Warrants may be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to herein.

Upon surrender of these Purchase Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Purchase Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within three Business Days.

The registered holder of this Warrant Certificate may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Purchase Warrants represented by this Warrant Certificate.  In such event, the holder shall be entitled to receive a new certificate for the balance of the Common Shares which may be acquired.  To the extent that the Warrantholder is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Purchase Warrant or other Purchase Warrants which in the aggregate entitles the Warrantholder to receive a whole number of Common Shares.

If the Warrantholder is not able to or elects not to, combine Purchase Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash settlement.  However, in respect of any Warrantholder, the Corporation shall only be required to make such a cash adjustment once and for one Purchase Warrant and no more.  The amount of the cash adjustment with respect to the Common Share shall be equal to the fraction of the Common Share to which the Warrantholder would be entitled multiplied by the Current Market Price.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation including any amalgamation, merger or arrangement, the holders of Purchase Warrants shall, upon exercise of the Purchase Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Purchase Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may, at any time prior to the Expiry Date, upon surrender hereof to the Corporation at its principal offices in the city of Calgary, exchange this Warrant Certificate for other certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The Purchase Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the principal offices of the Corporation in Calgary, Alberta by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Corporation in accordance with its By-Laws.

Time shall be of the essence hereof.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the province of Alberta and the federal law applicable therein and shall be treated in all respects as an Alberta contract.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of March 22, 2004.

THE JENEX CORPORATION

Per:__________________________________

TRANSFER OF PURCHASE WARRANTS

(RRSP Transfers Only)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _______________________, _________________ Purchase Warrants of The Jenex Corporation. registered in the name of the undersigned on the records of The Jenex Corporation represented by the Warrant Certificate attached and irrevocably appoints __________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

If less than all the Purchase Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Purchase Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)

should be sent by first class mail to the following address:

____________________________________________________________________________________

____________________________________________________________________________________

(b)

should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

DATED the _____ day of __________, 20____.

______________________________

______________________________

Signature Guaranteed

(Signature of Warrantholder)

Instructions:

1.

Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.

The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4.

Purchase Warrants shall only be transferable in accordance with applicable laws.  The transfer of Purchase Warrants to a purchaser may result in the Common Shares obtained upon the exercise of the Purchase Warrants not being freely tradeable in the jurisdiction of residence of the purchaser.

5.

The Purchase Warrants and the Common Shares issuable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Purchase Warrants and the Common Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.  In connection with any transfer of Purchase Warrants, the holder will be required to provide to the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Purchase Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.

EXERCISE FORM

TO:

THE JENEX CORPORATION

(a)

The undersigned hereby exercises the right to acquire __________ Common Shares of The Jenex Corporation  as constituted on March 22, 2004  in accordance with and subject to the provisions of the Warrant Certificate.

(b)

The Common Shares (or other securities or property) are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Number of Common Shares:

Note:  If further nominees intended, please attach (and initial) schedule giving these particulars.

(c)

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

i.

 it is not a U.S. Person and the Purchase Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

ii.

 it was an original subscriber for Purchase Warrants who was a U.S. Person at the time of the acquisition of such Purchase Warrants and the representations and warranties made by such person in connection with the acquisition of such Purchase Warrants remain true and correct on the date of exercise; or

iii.

 it has delivered herewith to the Corporation a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

Such securities (please check one):

(d)

should be sent by first class mail to the following address:

OR

(e)

should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

If the number of Purchase Warrants exercised are less than the number of Purchase Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Purchase Warrants be registered in the name of whose address is:

_______________________________________________________________________________________

Such securities (please check one):

(a)

should be sent by first class mail to the following address:

_______________________________________________________________________________________

OR

(b)

should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Purchase Warrants.

DATED this ____ day of __________, 20__.

____________________________________

____________________________________

Signature Guaranteed

(Signature of Warrantholder)

____________________________________

Print full name

____________________________________

____________________________________

Print full address

Instructions:

1.

For the purposes of paragraphs (c) above, the following words and phrases have the following meanings:

"United States" and "U.S. Person" have the meaning given to such terms under Regulation S of the U.S. Securities Act.  For purposes of Regulation S.  "United States" means the United States of America, its territories and possessions, any statue of the United States and the District of Columbia.  "U.S. Person" includes, with certain expectations, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if any individual) resident in the United States; and (viii) any partnership or corporation if (a) organized or incorporated under the laws of any jurisdiction other than the United States and (b) formed by a U.S. Person principally for the purposes of investing in securities not registered under the U.S. Securities Act; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

2.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Purchase Warrants being exercised to the Corporation at its principal office as noted herein.  Certificates for Common Shares will be delivered or mailed within three business days after the exercise of the Purchase Warrants.

3.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.